UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 6, 2021

SC Health Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	001-38972	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Robinson Road #10-00
Singapore 068900
(Address of principal executive offices) (Zipcode)

+65 6438 1080
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one half of one warrant	SCPE.U	New York Stock Exchange LLC
Class A ordinary shares, par value $0.0001 per share	SCPE	New York Stock Exchange LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	SCPE WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The terms “the Company,” “we,” “our” or “SC Health” and similar or derivative terms in this Current Report on Form 8-K refer to SC Health Corporation, except where the context otherwise requires.

On August 6, 2021, SC Health held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, a total of 11,634,959 (78.73%) of the Company’s issued and outstanding ordinary shares held of record as of June 25, 2021, were present either in person or by proxy, which constituted a quorum. The shareholders voted on the following proposals at the Extraordinary General Meeting, each of which was described in more detail in the Company’s definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 30, 2021.

1.
The Business Combination Proposal. To consider and vote upon a proposal to approve entry into the business combination agreement, dated as of March 19, 2021 (the “Business Combination Proposal”), with Rockley Photonics Limited, a company incorporated under the laws of England and Wales with company number 08683015 (the “Company” or “Rockley”), Rockley Photonics Holdings Limited, a Cayman Islands exempted company (“HoldCo”), and Rockley Mergersub Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of HoldCo (“Merger Sub”) pursuant to which, among other things, HoldCo will become the ultimate parent company of each of Rockley and SC Health will merge with Merger Sub, with SC Health being the surviving entity in such merger (the “Business Combination”). The Business Combination Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
10,391,405	1,243,254	300

2.
The Merger Proposal. To consider and vote upon, assuming the Business Combination Proposal is approved and adopted, the plan of merger (the “Merger Proposal”) pursuant to which Merger Sub will merge with and into SC Health so that SC Health will be the surviving company (the “Surviving Company”) and all the undertaking, property, rights and liabilities of Merger Sub vest in SC Health by virtue of such merger pursuant to the Companies Act (as amended) of the Cayman Islands (the “Cayman Islands Companies Act”) (the “Merger”), and the consummation of the Merger and the remaining transactions contemplated thereby. The Merger Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
10,391,405	1,243,254	300

3.
The Incentive Plan Proposal. To consider and vote upon a proposal to approve, assuming the Business Combination Proposal and the Merger Proposal are approved and adopted, the Rockley Photonics Holding Limited 2021 Stock Incentive Plan (the “Incentive Plan Proposal”). The Incentive Plan Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
9,809,172	1,824,883	904

4.
The Employee Share Purchase Plan Proposal. To consider and vote upon a proposal to approve, assuming the Business Combination Proposal and Merger Proposal are approved and adopted, the Rockley Photonics Holdings Limited 2021 Employee Share Purchase Plan (the “ESPP Proposal”). The ESPP Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
9,810,029	1,824,276	654

5.
The Adjournment Proposal. To consider and vote upon a proposal to adjourn the Extraordinary General Meeting (the “Adjournment Proposal”) to a later date or dates (A) in order to solicit additional proxies from SC Health shareholders in favor of the Business Combination Proposal or the Merger Proposal, (B) if as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient SC Health ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting or (C) to allow reasonable time for the filing or mailing of any supplemental or amended disclosures that SC Health has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by SC Health shareholders prior to the Extraordinary General Meeting. The Adjournment Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
10,296,560	1,334,072	4,327

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SC Health Corporation

Date: August 6, 2021	By:	/s/ Angelo John Coloma
	Name:	Angelo John Coloma
	Title:	Chief Executive Officer